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                                                                    EXHIBIT 23.3

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in this Registration Statement of Harken Energy Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained in this Registration Statement.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ J. Carter Hensen, Jr.
                                            ------------------------------
                                            J. Carter Hensen, Jr. Senior Vice
                                            President

Houston, Texas
April 23, 2003